Exhibit 4.1

EVERCORE PARTNERS INC.

as the Company

and

THE BANK OF NEW YORK MELLON

as Trustee

Indenture

dated as of August 28, 2008

$120,000,000

5.2% Senior Notes due 2020

i

EXHIBIT A          Form of Note

ANNEX I             Accreted Principal Amount

INDENTURE, dated as of August 28, 2008, between Evercore Partners Inc., a Delaware corporation, as the “Company” and The Bank of New York Mellon, as Trustee.

RECITALS

The Company has duly authorized the execution and delivery of the Indenture to provide for the initial issuance of $120,000,000 aggregate principal amount of the Company’s 5.2% Senior Notes Due 2020 (the “Notes”). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided. This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Accreted Principal Amount” means, for each $1,000 face amount of Notes, an amount determined in accordance with Annex I hereto.

“Act” has the meaning assigned to such term in Section 1.04.

“Additional Amounts” has the meaning assigned to such term in Section 4.06.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person.

“Agent” means any Registrar, Paying Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Date” means (i) with respect to any Notes as to which the Purchaser or its Permitted Transferees is the Holder, the Notice Date, and (ii) with respect to any Notes as to which any Person (other than the Purchaser and its Permitted Transferees) is the Holder, the third anniversary of the Issue Date.

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Bankruptcy Default” has the meaning assigned to such term in Section 6.01(e) and (f).

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar United States federal or state law for the relief of debtors.

“beneficial owner” has the meaning assigned to such term in the Equity Holders Agreement.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Board Resolution” means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

“Business Day” means any day that is not a Saturday, a Sunday, a national holiday or other day on which banks in New York, New York, Tokyo, Japan or London, England are required or authorized by Law to close.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note in registered individual form without interest coupons.

“Change in Control” has the meaning assigned to such term in Section 3.01(a).

“Change in Control Company Notice” has the meaning assigned to such term in Section 3.01(b).

“Change in Control Purchase Date” has the meaning assigned to such term in Section 3.01(a).

“Change in Control Purchase Notice” has the meaning assigned to such term in Section 3.01(c).

“Change in Control Purchase Price” has the meaning assigned to such term in Section 3.01(a).

“Close of Business” means 5:00 p.m. (New York City time).

“Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to Section 5.01.

“Company Order” has the meaning assigned to such term in Section 2.02.

“Corporate Trust Office” means the office of the Trustee at which the trust created by this Indenture is principally administered, which at the date of the Indenture is located at The Bank of New York Mellon, Corporate Trust Administration, 101 Barclay Street – Floor 8W, New York, New York, 10286.

“Covenant Defeasance” has the meaning assigned to such term in Section 8.01(c).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning assigned to such term in Section 10.02.

“Depositary” means DTC or the nominee thereof, or any successor thereto.

“Disposition” means any sale, conveyance, assignment, transfer or other disposal of any of the Company’s or its Subsidiary’s property, business or assets.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Equity Holders Agreement” means the Equity Holders Agreement, dated as of August 21, 2008, among the Company, Mizuho Corporate Bank, Ltd. and the other parties thereto.

“Equity-Linked Securities” has the meaning assigned to such term in the Equity Holders Agreement.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Evercore LP” means Evercore LP, a Delaware limited partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Global Note” means a Note in registered global form without interest coupons that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Exhibit A.

“Holder” or “Noteholder” means the registered holder of any Note.

“IAI Certificated Note” means a Certificated Note that bears the IAI Note Legend.

“IAI Note” means a Note that bears the IAI Note Legend.

“IAI Note Legend” means the legend set forth in Exhibit A.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Initial Holder Agreements” means the Purchase Agreement and the Equity Holders Agreement.

“Institutional Accredited Investor” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Payment Date” means each February 28 and August 28 of each year, commencing February 28, 2009.

“Issue Date” means the date on which the Notes are originally issued under this Indenture.

“Law” has the meaning assigned to such term in the Purchase Agreement.

“Legal Defeasance” has the meaning assigned to such term in Section 8.01(b).

“Legal Holiday” has the meaning assigned to such term in Section 11.07.

“Maturity Date” means August 28, 2020.

“Notes” has the meaning assigned to such term in the Recitals.

“Notice Date” means the date on which the Purchaser gives the Company notice of termination of the Strategic Alliance Agreement.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the chief accounting officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Trustee.

“Paying Agent” has the meaning assigned to such term in Section 2.03.

“Permitted Transfer Date” means the date on which the Purchaser is permitted to transfer the Notes pursuant to the Equity Holders Agreement.

“Permitted Transferee” has the meaning given such term in Section 1.1 of the Equity Holders Agreement.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Primary Registrar” has the meaning assigned to such term in Section 2.03.

“Purchase Agreement” means that certain Purchase Agreement, dated as of August 21, 2008, among Evercore LP, the Company and the Purchaser.

“Purchaser” means Mizuho Corporate Bank, Ltd., a Japanese corporation.

“Redemption Date” has the meaning assigned to such term in Section 3.03(a).

“Redemption Notice” has the meaning assigned to such term in Section 3.03(b).

“Redemption Price” means, for each $1,000 face amount of Notes, an amount equal to the Accreted Principal Amount of the Note (as of the date of redemption) plus accrued and unpaid interest to the date of redemption.

“Register” has the meaning assigned to such term in Section 2.03.

“Registrar” has the meaning assigned to such term in Section 2.03.

“Regular Record Date” for the interest payable on any Interest Payment Date means the February 15 or August 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Relevant Date” means, with respect to any payment due from the Company, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in New York, New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with the Indenture.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note that bears the Restricted Note Legend.

“Restricted Global Note” means a Global Note that bears the Restricted Note Legend representing Notes transferred pursuant to Rule 144A.

“Restricted Note” means a Note that bears the Restricted Note Legend.

“Restricted Note Legend” means the legend set forth in Exhibit A.

“Restricted Securities” has the meaning assigned to such term in Section 2.14(c).

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Special Record Date” has the meaning assigned to such term in Section 10.02(a).

“Strategic Alliance Agreement” means the Amended and Restated Alliance Agreement, dated as of August 21, 2008, among the Company, Mizuho Corporate Bank, Ltd., Mizuho Securities Co., Ltd. and the other parties thereto.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Taxes” has the meaning assigned to such term in Section 4.06.

“Trustee” means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trust Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Securities” means, with respect to any Person, securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of such Person.

“Warrant” has the meaning assigned to such term in the Equity Holders Agreement.

Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

(d) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(e) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments as amended, restated or supplemented from time to time, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

(f) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

(g) “or” is not exclusive;

(h) “including” means including, without limitation; and

(i) words in the singular include the plural, and words in the plural include the singular.

Section 1.04 Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with customary procedures of the Depositary or the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2.

THE NOTES

Section 2.01 Form, Dating and Denominations; Legends.

(a) Form of Notes. The Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.

(b) Restricted Notes. All of the Notes are initially being offered and sold pursuant to the Initial Holder Agreements to the Purchaser, which is an Institutional Accredited Investor, and are initially being issued in the form of an IAI Certificated Note (which will bear the IAI Note Legend set forth in Exhibit A hereto), duly executed by the Company and authenticated by the Trustee as hereinafter provided. All Notes transferred prior to the Permitted Transfer Date shall be issued in the form of Certificated Notes bearing the IAI Note Legend. All Notes transferred after the Permitted Transfer Date to qualified institutional buyers as defined in Rule 144A in reliance on Rule 144A under the Securities Act shall be issued in the form of one or more Restricted Global Notes (which will bear the Global Note Legend and the Restricted Note Legend set forth in Exhibit A hereto), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, or purchases of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(d) Book Entry Provisions. After the Permitted Transfer Date, the Company shall use its reasonable efforts to execute and the Trustee shall, in accordance with this Section 2.01(d), authenticate and deliver one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (iii) shall bear the Global Note Legend substantially to the effect set forth in Exhibit A. This Section 2.01(d) shall only apply to Global Notes deposited with or on behalf of the Depositary.

Section 2.02 Execution and Authentication. An Officer shall sign the Notes for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $120,000,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented initially by a Certificated Note and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $120,000,000 except as provided in Section 2.07.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the “Primary Registrar”) shall keep a register of the Notes and of their transfer and exchange (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company shall treat each Person whose name is recorded in the Register as the owner of such Note as the owner thereof for all purposes of this Indenture notwithstanding any notice to the contrary.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, and the Corporate Trust Office of the Trustee as such office or agency of the Company for each of the aforesaid purposes.

Section 2.04 Paying Agent To Hold Money In Trust. Prior to 11:00 a.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06 Transfer and Exchange. Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the applicable form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the

Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.06, or Section 9.03(b) not involving any transfer. No transfer shall be effective unless recorded in the Register.

All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent holds at 11:00 a.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.09 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded; provided, however, that, prior to the Permitted Transfer Date, this sentence shall not apply to any applicable Notes owned by the Purchaser. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor. Any Notes that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes no longer being “restricted securities” (as defined under Rule 144).

Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and, upon receipt of a Company Order, the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment or cancellation and upon written request of the Company shall deliver written certification of such cancellation of Notes to the Company.

Section 2.12 CUSIP Numbers. The Company in issuing any Global Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13 Book-entry Provisions For Global Notes.

(a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

(b) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c) Any Certificated Note constituting a Restricted Certificated Note or an IAI Certificated Note delivered in exchange for an interest in a Global Note pursuant to Section 2.13(a) shall, except as otherwise provided by Section 2.14, bear the Restricted Note Legend or the IAI Note Legend, as applicable.

(d) The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.14 Special Transfer Provisions.

(a) The Purchaser may only transfer Notes in accordance with the Initial Holder Agreements, provided, such transfers also comply with the transfer restrictions set forth in the IAI Note Legend. Unless and until the Trustee receives written notice from the Company or a Holder that a transfer of a Note has not been made in compliance with the Initial Holder Agreements, the Trustee may assume without inquiry that such transfer was made in accordance with the Initial Holder Agreements.

(b) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.14(c), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c) Every Note that bears or is required under this Section 2.14(c) to bear the Restricted Note Legend or the IAI Note Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in the Restricted Note Legend or the IAI Note Legend, as the case may be, unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Notes holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.14(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof) shall bear a Restricted Note Legend or IAI Note Legend, as the case may be, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restricted Note Legend. If the Restricted Note surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver an unlegended Global Note to the Depositary.

(d) By its acceptance of any Note bearing the Restricted Note Legend or the IAI Note Legend, as the case may be, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Note Legend or the IAI Note Legend, as the case may be, and agrees that it will transfer such Note only as provided in this Indenture and as permitted by applicable law.

(e) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.14. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during normal hours of operation of the Registrar upon the giving of reasonable notice to the Registrar.

ARTICLE 3.

PURCHASES

Section 3.01 Repurchase At the Option of the Holder.

(a) If there shall have occurred a Change in Control, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for Cash all or any portion of such Holder’s Notes in integral multiples of $1,000 principal amount on a date selected by the Company (the “Change in Control Purchase Date”), which Change in Control Purchase Date shall be no later than 60 Business Days after the occurrence of such Change in Control, at a purchase price equal to the Accreted Principal Amount of the Notes to be purchased, plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date (the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c), provided that if the Change in Control Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date.

A “Change in Control” shall be deemed to have occurred on a direct or indirect sale, transfer, assignment, pledge, distribution, encumbrance, hypothecation or similar disposition of, either voluntary or involuntary, or entering into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, or grant of any economic rights with respect to, securities of the Company or Evercore LP which collectively represent a majority of the sum of (i) the total number of issued and outstanding shares of Common Stock as of such date, plus (ii) the total number of issued and outstanding shares of Common Stock subject to vesting or other restrictions and the total number of issued and outstanding restricted stock units of the Company entitling the holder thereof to acquire shares of Common Stock, whether vested or unvested (to the extent not included in (i) above), as of such date, plus (iii) the total number of issued and outstanding vested and unvested partnership units of Evercore LP (excluding any partnership units of Evercore LP held, directly or indirectly, by the Company); provided that (i), (ii) and (iii) shall not include any Equity-Linked Securities (on an as-converted basis) held, directly or indirectly, by the Purchaser or any Permitted Transferee of the Purchaser as of such date, to a buyer which is not an Affiliate of the Company.

(b) Within 30 days after the effective date of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Noteholder at their addresses shown in the Register (and to beneficial owners as required by applicable law) (the “Change in Control Company Notice”). The notice shall include a form of Change in Control Purchase Notice to be completed by the Noteholder and shall state:

(i) briefly, the events causing such Change in Control;

(ii) the anticipated effective date of such Change in Control;

(iii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.01 must be given;

(iv) the Change in Control Purchase Price;

(v) the Change in Control Purchase Date;

(vi) the name and address of the Paying Agent;

(vii) briefly, the procedures a Holder must follow to exercise rights under this Section 3.01;

(viii) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

(ix) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn, will be paid on or prior to the third Business Day following the later of the Change in Control Purchase Date and the time of surrender of such Note;

(x) the procedures for withdrawing a Change in Control Purchase Notice;

(xi) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on Notes surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

(xii) a CUSIP number of the Notes.

(c) A Holder may exercise its rights specified in Section 3.01(a) by delivery of a written notice of purchase (a “Change in Control Purchase Notice”) to the Paying Agent at any time prior to the Close of Business on the Change in Control Purchase Date, stating:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures if the Notes are not certificated;

(ii) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(iii) that such Note shall be purchased pursuant to the terms and conditions specified in this Article 3.

The delivery of such Note to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

There shall be no purchase of any Notes pursuant to this Section 3.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02 Effect of Change in Control Purchase Notice.

(a) Upon receipt by the Paying Agent of the Change in Control Purchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the third Business Day following the later of (x) the Change in Control Purchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c).

(b) A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the Close of Business on the Change in Control Purchase Date specifying:

(i) the certificate number of the Note which the Holder will deliver to be purchased, if Certificated Notes have been issued, or notice compliant with the relevant DTC procedures, if the Notes are not certificated,

(ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note which remains subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Change in Control Purchase Notice may be in the form set forth in the preceding paragraph.

Section 3.03 Redemption.

(a) Prior to the Applicable Date, the Notes shall not be redeemable at the option of the Company. Beginning on the Notice Date and until 90 days thereafter, the Notes as to which the Purchaser or its Permitted Transferees is the Holder are redeemable at the option of the Company for Cash as a whole at the Redemption Price. Beginning on the third anniversary of the Issue Date, the Notes as to which any Person (other than the Purchaser or its Permitted Transferees) is the Holder are redeemable at the option of the Company for Cash, in whole or in part, at the Redemption Price. Notwithstanding the foregoing, if the date of redemption (the “Redemption Date”) is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes being redeemed as of the preceding Regular Record Date.

(b) At least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption (the “Redemption Notice”) by first-class mail, postage prepaid, to each Holder to be redeemed (provided that notwithstanding anything to the contrary contained in this Indenture, the Purchaser and its Permitted Transferees may not transfer any Note as to which the Purchaser or its Permitted Transferees is the Holder after the Company has delivered the Redemption Notice). The Redemption Notice shall identify the Notes to be redeemed (including the CUSIP numbers) and shall at a minimum state:

(i) the Redemption Price;

(ii) the Redemption Date;

(iii) the name and address of the Paying Agent;

(iv) that Notes must be surrendered to the Paying Agent to collect payment of the Redemption Price;

(v) that the Redemption Price will be paid on the later of the Redemption Date and the time of surrender of such Note;

(vi) that, unless the Company defaults in making payment of such Redemption Price and interest due, if any, interest on Notes surrendered for purchase will cease to accrue on and after the Redemption Date; and

(vii) a CUSIP number of the Notes.

(c) At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided that the Company makes such request of the Trustee at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to such notice of redemption.

(d) The Note, substantially in the form annexed as Exhibit A, shall contain additional Redemption terms and provisions, if any.

Section 3.04 Deposit of Change in Control Purchase Price or Redemption Price. Prior to 10:00 a.m. (New York City time) on or prior to the Change in Control Purchase Date or the Redemption Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price or Redemption Price, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Change in Control Purchase Date or the Redemption Date, as the case may be.

If the Trustee or the Paying Agent holds money sufficient to pay the Change in Control Purchase Price or Redemption Price of a Note on the Change in Control Purchase Date or Redemption Date, as the case may be, in accordance with the terms hereof, then, immediately after the Change in Control Purchase Date or Redemption Date, as the case may be, interest on such Note will cease to accrue, whether or not the Note is delivered to the Trustee or the Paying Agent, and all other rights of the holder shall terminate, other than the right to receive the Change in Control Purchase Price or Redemption Price, as the case may be, upon delivery of the Note.

Section 3.05 Selection of Notes to be Redeemed.

If less than all the Notes are to be redeemed pursuant to the third sentence of Section 3.03(a), the Trustee shall select the Notes to be redeemed pro rata or by lot or by another method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any securities exchange or quotation system on which the Notes are then listed or quoted) all in accordance with customary industry practice. The Trustee shall make the selection before the giving of a notice of redemption to each Holder of Notes from outstanding Notes not previously called for redemption. Except as expressly stated otherwise, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Any interest in Notes held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

Section 3.06 Notes Purchased In Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.07 Covenant To Comply With Securities Laws Upon Repurchase of Notes.

When complying with the provisions of Section 3.01 (provided, that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall:

(a) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, as applicable;

(b) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act, as applicable;

(c) otherwise comply with all United States federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified therein.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.01, the Company’s compliance with such laws and regulations shall not in and of itself cause a breach of its obligations under Section 3.01.

Section 3.08 Exercise of Warrant.

It is expressly permitted under this Indenture that pursuant to, and in conformity with, the terms of Section 3(a)(ii)(B) of the Warrant (as defined in the Equity Holders Agreement) upon exercise of such Warrant, in whole or in part, by the warrantholder, Notes may be delivered to the Company by or on behalf of such warrrantholder with an Accreted Principal Amount plus accrued and unpaid interest equal to the aggregate Exercise Price (as defined in such Warrant) of the portion of the Warrant being exercised to pay such Exercise Price at the office of the Company in New York, New York (or such other office or agency of the Company in the United States) as the Company may designate by notice in writing to such warrantholder at the address of such warrantholder appearing on the books of the Company.

ARTICLE 4.

COVENANTS

Section 4.01 Payment of Notes.

(a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 11:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes, or any purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes plus 2%.

(d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the material rights and franchises of the Company, except in the case of such rights and franchises, where the failure to do so would not have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or the Company has otherwise determined that it is not in the best interest of the Company to do so; and provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

Section 4.04 Rule 144A Information. At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Noteholder, beneficial owner or prospective purchaser of Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act.

Section 4.05 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06 Additional Amounts.

All payments of principal and interest by the Company in respect of the Notes shall be made without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the United States (collectively, “Taxes”), unless such withholding or deduction is required by law. If as a result of any change in law of the United States after the Issue Date, the Company is compelled by law to so deduct or withhold such Taxes, the Company shall pay to Holders of the Notes such additional amounts (“Additional Amounts”) as is necessary to ensure that the amounts received by the Holders of such Notes after such withholding or deduction shall equal the respective amounts that would have been receivable in respect of such Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

(i) to or on behalf of a Holder or beneficial owner of a Note if such Holder or beneficial owner of a Note is not a resident of Japan that is entitled to the benefits of the income tax treaty between the United States and Japan;

(ii) to or on behalf of a Holder or beneficial owner of a Note in respect of any Tax that would not have been so withheld or deducted but for the existence of any present or former connection, including a permanent establishment, between the Holder or beneficial owner of the Note (or, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation, between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner) and the United States, other than the mere receipt of such payment or the mere holding or beneficial ownership of such Note or enforcement of rights thereunder;

(iii) to or on behalf of a Holder or beneficial owner of a Note in respect of any Tax that would not have been so withheld or deducted but for the fact that the Holder presented (to the extent presentation is required) such Note for payment more than 30 days after the later of (x) the date on which such payment became due and (y) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which the full amount having been so received, notice to that effect shall have been given to the Holders by the Trustee;

(iv) to or on behalf of a Holder or beneficial owner of a Note in respect of any estate, inheritance, gift, value added, sales, use, excise, transfer, personal property or similar taxes, duties, assessments or other governmental charges;

(v) to or on behalf of a Holder or beneficial owner of a Note in respect of any Tax, assessment or other government charge payable other than by withholding or deduction from payments of principal of, or interest on, such Note;

(vi) to or on behalf of a Holder or beneficial owner of a Note in respect of any payment to a holder of a Note that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or Note to the extent such payment would be required by the laws of the United States to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership or limited liability company or the beneficial owner who would not have been entitled to the Additional Amounts had it been the Holder of such Note;

(vii) to or on behalf of a Holder or beneficial owner of a Note in respect of any Taxes that would not have been imposed but for of the failure by the Holder or the beneficial owner of the Note to comply with any certification, identification, information, documentation or other reporting requirement if such compliance is required by applicable law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of Taxes; or

(viii) in respect of any combination of (i) through (vii) above.

All references to principal and interest in respect of the Notes shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes. The Company will provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any amounts deducted or withheld in accordance with this Section 4.06 promptly upon the Company’s payment thereof, and such copies of such documentation will be made available by the Trustee to the Holders upon written request to the Trustee.

Section 4.07 Amendments to the Equity Holders Agreement.

The Company shall provide to the Trustee copies of any amendments to the Equity Holders Agreement.

ARTICLE 5.

CONSOLIDATION, MERGER, SALE OR LEASE OF ASSETS

Section 5.01 Consolidation, Merger, Sale or Lease of Assets by the Company.

(a) The Company, without the consent of the Holders of any of the outstanding Notes, may

(i) consolidate with or merge with or into any Person, or

(ii) sell, convey, transfer, or otherwise dispose of or lease all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person;

provided, that

(A) either (x) the Company is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes;

(B) immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

(C) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger, transfer or lease and the supplemental indenture (if any) comply with the Indenture;

provided, however, that in the event of a consolidation or merger of a wholly-owned Subsidiary of the Company with and into the Company, the Company shall not be required to deliver such certificate or opinion.

(b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

ARTICLE 6.

DEFAULT AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs with respect to the Notes if:

(a) the Company defaults in the payment of the principal of any Note, or any Change in Control Purchase Price when the same becomes due and payable on the Maturity Date, on the Change in Control Purchase Date, upon acceleration, or otherwise;

(b) the Company fails to provide a Change in Control Company Notice on a timely basis;

(c) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(d) the Company fails to comply with any other covenant or agreement of the Company in the Indenture or the Notes and the default or breach continues for a period of 90 consecutive days after receipt of written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than thirty-three and one-thirds percent (33 1/3%) in aggregate principal amount of the Notes then outstanding;

(e) the Company or any Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or any Significant Subsidiary or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days (an event of default specified in clause (e) or (f) a “Bankruptcy Default”).

Section 6.02 Acceleration.

(a) If an Event of Default, other than a Bankruptcy Default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of not less than thirty-three and one-thirds percent (33 1/3%) in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Accreted Principal Amount and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such Accreted Principal Amount and accrued and unpaid interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Company, the Accreted Principal Amount and accrued and unpaid interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration with respect to such Notes and its consequences if:

(i) all existing Events of Default, other than the nonpayment of the Accreted Principal Amount of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04 Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02(b), the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

(i) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(ii) Holders of not less than thirty-three and one-thirds percent (33 1/3%) in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

(iii) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (a) or (c) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article, it shall pay out the money and property in the following order:

First: to the Trustee for all amounts due hereunder;

Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third: to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

Section 6.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12 Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7.

THE TRUSTEE

Section 7.01 General.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Certain Rights of Trustee.

(a) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both conforming to Section 11.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(f) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or shall have received from the Company or from Holders of Notes evidencing not less than thirty-three and one-thirds percent (33 1/3%) of the aggregate principal amount of the Notes then outstanding, written notice thereof at its address set forth in Section 11.03 and such notice references the Notes and this Indenture.

(i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04 Trustee’s Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05 Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06 Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense (including reasonable and reasonably documented attorneys’ fees) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.06) and of the Trustee defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes. The Trustee will notify the Company promptly for any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company shall not be obligated to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture.

(d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee.

(a) (i) The Trustee may resign at any time by written notice to the Company.

(ii) The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(iii) If the Trustee is no longer eligible under Section 7.09 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv) The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.09; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.08 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

Section 7.09 Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.10 Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8.

DEFEASANCE AND DISCHARGE

Section 8.01 Legal Defeasance and Covenant Defeasance

(a) Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at its option and at any time, elect to have either Section 8.01(b) or Section 8.01(c) hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

(b) Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.01(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.01(d) hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness and all obligations represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.01(d) hereof;

(ii) the Company’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(iv) this Section 8.01(b).

Subject to compliance with this Article 8, the Company may exercise their option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) hereof.

(c) Covenant Defeasance. Upon the Company’s exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.01(d) hereof, be released from its obligations under the covenants contained in Article 4 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.01(d) hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

(d) Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or Section 8.01(c) hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Company must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(B) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit.

Section 8.02 Satisfaction and Discharge of the Indenture.

(a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Notes have become due and payable on the Maturity Date or upon repurchase pursuant to Article 3, and the Company irrevocably deposits, prior to the applicable date on which such payment is due and payable, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) Cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.07) on the Maturity Date or, if all Notes have been submitted for repurchase on the Change in Control Purchase Date, the Change in Control Purchase Date, as the case may be; provided that, in either case, the Company pays to the Trustee all other sums payable hereunder by the Company.

(b) The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

(i) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

(ii) such deposit shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

(iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Article 5 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

Section 8.03 Application of Trust Money. Subject to the provisions of Section 8.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 8.01(d) or 8.02 and shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal amount of, and premium, if any and interest on the Notes.

Section 8.04 Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (x) deposited with them pursuant to Section 8.01(d) or 8.02 and (y) held by them at any time.

The Trustee and each Paying Agent shall also pay to the Company upon request any money held by them for the payment of the principal amount of Notes or interest thereon that remains unclaimed for two years after a right to such money has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date or the Change in Control Purchase Date (with respect to any Notes repurchased pursuant to Article 3)). After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 8.05 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to either Section 8.01(d) or 8.02 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.03; provided, however, that if the Company has made any payment of the principal amount of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 9.

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Noteholder:

(a) to cure any ambiguity, omission, defect or inconsistency in the Indenture or the Notes;

(b) to comply with Article 5;

(c) to comply with the Trust Indenture Act or any amendment thereto, or to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(e) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(f) to secure the Notes;

(g) to add guarantees with respect to the Notes;

(h) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(i) to add any additional Events of Default;

(j) to comply with the rules of any applicable securities depositary; or

(k) to make any other change that does not materially adversely affect the rights of any Holder.

Section 9.02 Amendments With Consent of Holders.

(a) Except as otherwise provided in Section 6.07 or paragraph (b) of this Section, the Company and the Trustee may amend the Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, and the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

(b) Notwithstanding the provisions of paragraph (a) of this Section, without the consent of each Holder affected, an amendment or waiver may not

(i) reduce the principal amount of, Change in Control Purchase Price with respect to, or any premium or interest payment on any Note,

(ii) make any Note payable in currency or securities other than that stated in the Note,

(iii) change the Stated Maturities of any installment of principal of any Note,

(iv) make any change that adversely affects the Holders’ right to require the Company to purchase the Notes in accordance with the terms thereof and this Indenture,

(v) impair the right receive any principal or interest payment with respect to, a Note, or right to institute suit for the enforcement of any payment with respect to the Notes, or

(vi) make any change in the percentage of the aggregate principal amount of the Notes required for amendments or waivers.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in aggregate principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Effect of Consent. After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each

Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Trustee’s Rights and Obligations. The Trustee shall receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.05). If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

Section 9.05 Conformity With Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform, after the Permitted Transfer Date, to the requirements of the Trust Indenture Act.

Section 9.06 Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10.

PAYMENT OF INTEREST

Section 10.01 Interest Payments. Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar’s books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary, with respect to that portion of such Global Note held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

Section 10.02 Defaulted Interest. Except as otherwise specified with respect to the Note, any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called “Defaulted Interest,” which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

(a) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the “Special Record Date”). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 10.03 Interest Rights Preserved. Subject to the foregoing provisions of this Article 10 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 11.

MISCELLANEOUS

Section 11.01 Trust Indenture Act of 1939. On and after the Permitted Transfer Date, the Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02 Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b) (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

Section 11.03 Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when transmission is confirmed verbally or by email, if sent by facsimile transmission. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

Evercore Partners Inc.

55 East 52nd Street, 42nd Floor

New York, NY 10055

Attn: Adam B. Frankel

if to the Trustee:

The Bank of New York Mellon

Corporate Trust Administration

101 Barclay Street – Floor 8W

New York, NY 10286

Attn: Evercore Partners Inc. Trustee

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04 Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

Section 11.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

(1)	an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.06 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

(1)	a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(3)	a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.07 Legal Holiday. A “Legal Holiday” is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest shall accrue for the intervening period.

Section 11.08 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.09 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES.

Section 11.10 No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

Section 11.11 Successors and Assigns. All agreements of the Company in the Indenture and the Notes will bind its successors and assigns. All agreements of the Trustee in the Indenture will bind its successor and assigns.

Section 11.12 Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.14 Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

Section 11.15 No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

EVERCORE PARTNERS INC. as Issuer

By:	/s/ Ciara Burnham
	Name:	Ciara Burnham
	Title:	Senior Managing Director & Head of Corporate Development

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ Mary Miselis
	Name:	Mary Miselis
	Title:	Vice President

EXHIBIT A

[FACE OF NOTE]

[Global Notes Legend]

[The following legend shall appear on the face of each Global Note:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.]

[IAI Note Legend]

[The following legend shall appear on the face of each IAI Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW. IN NO EVENT MAY THIS NOTE BE SOLD, ASSIGNED, DISTRIBUTED, PLEDGED, ENCUMBERED, HYPOTHECATED OR SIMILARLY DISPOSED OF, EITHER VOLUNTARILY OR INVOLUNTARILY, OR MAY ANY HOLDER OF THIS NOTE ENTER INTO ANY CONTRACT, OPTION OR OTHER ARRANGEMENT OR UNDERSTANDING WITH RESPECT TO THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE, HYPOTHECATION OR SIMILAR DISPOSITION OF, OR GRANT OF ANY ECONOMIC RIGHTS WITH RESPECT TO, THIS NOTE LEGALLY OR BENEFICIALLY OWNED BY A PERSON OR ANY INTEREST IN THIS NOTE LEGALLY OR BENEFICIALLY OWNED BY A PERSON (COLLECTIVELY, A “TRANSFER”), BY THE PURCHASER (AS DEFINED IN THE INDENTURE REFERRED TO BELOW) PRIOR TO THE PERMITTED TRANSFER DATE (AS DEFINED IN THE INDENTURE); PROVIDED, HOWEVER, THAT THE PURCHASER MAY TRANSFER A NOTE PRIOR TO SUCH TIME (1) TO A PERMITTED TRANSFEREE (AS DEFINED IN THE INDENTURE) IN ACCORDANCE WITH THE EQUITY HOLDERS AGREEMENT (AS DEFINED IN THE INDENTURE), PROVIDED THAT SUCH TRANSFEREE AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE BETWEEN EVERCORE PARTNERS INC. (THE “COMPANY”) AND THE BANK OF NEW YORK MELLON, AS TRUSTEE, DATED AS OF AUGUST 28, 2008 (AS AMENDED FROM TIME TO TIME, THE “INDENTURE”), THE PURCHASE AGREEMENT (AS DEFINED IN THE INDENTURE) AND THE EQUITY HOLDERS AGREEMENT AND THE TRANSFERRING HOLDER AGREES TO CONTINUE TO BE SO BOUND OR (2) OTHERWISE PURSUANT TO THE TERMS OF THE PURCHASE AGREEMENT AND THE EQUITY HOLDERS AGREEMENT. THE PURCHASER HOLDING THIS NOTE AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED HEREBY OTHER THAN DURING THE TIMES DESCRIBED IN THE PURCHASE AGREEMENT AND THE EQUITY HOLDERS AGREEMENT AND, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY, ONLY PURSUANT TO (1) A TRANSFER TO THE COMPANY, (2) A TRANSFER TO A PERMITTED TRANSFEREE, (3) A TRANSFER TO A TRANSFEREE THAT IS NOT AN AFFILIATE OF THE PURCHASER, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (4) TO A “QUALIFIED INSTITUTIONAL BUYER” THAT IS NOT AN AFFILIATE OF THE PURCHASER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, (5) A TRANSFER TO A TRANSFEREE THAT IS NOT AN AFFILIATE OF THE PURCHASER PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OR (6) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. THIS

LEGEND SHALL BE REMOVED, AND REPLACED BY A NEW LEGEND, IN EACH CASE IF APPLICABLE, UPON THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO EITHER OF THE TWO IMMEDIATELY PRECEDING SENTENCES. IF THE PROPOSED TRANSFER IS PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY CLAUSE (5) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (AS DEFINED IN THE INDENTURE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS NOTE IS ADDITIONALLY SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE PURCHASE AGREEMENT AND THE EQUITY HOLDERS AGREEMENT.

IN CONNECTION WITH ANY TRANSFER OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION, INCLUDING AN “ASSIGNMENT FORM” IN THE FORM ATTACHED TO THE BACK OF THIS NOTE, AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUEST TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[Restricted Note Legend]

[The following legend shall appear on the face of each Restricted Note:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS NOTE EVIDENCED HEREBY AND THE LAST DATE ON WHICH THE COMPANY OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THE SECURITY (THE “RESTRICTION TERMINATION DATE”) RESELL OR OTHERWISE TRANSFER THIS NOTE EVIDENCED OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (6) A TRANSFER THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS NOTE EXCEPT AS PERMITTED BY THE SECURITIES ACT.]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT [ ] AT ISSUER AT [            ].

Evercore Partners Inc.

5.2% Senior Notes Due August 2020

CUSIP No. [                    ]

$

No. [            ]

Evercore Partners Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                      DOLLARS ($                    ) on August 28, 2020[, which principal amount may from time to time be increased or decreased to such other principal amount (which, taken together with the principal amounts of all other outstanding Notes, shall not exceed $120,000,000) by adjustments on the Schedule of Exchanges of Notes on the other side of this Note in accordance with the Indenture.][1]

Initial Interest Rate: 5.2% per annum.

Interest Payment Dates: February 28 and August 28, commencing February, 2009.

Regular Record Dates: February 15 and August 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

[1]	[Include only if the Note is a Global Note]

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

EVERCORE PARTNERS INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 5.2% Senior Notes Due August 2020 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON, as Trustee

By:

Authorized Signatory

[REVERSE SIDE OF NOTE]

Evercore Partners Inc.

5.2% Senior Notes Due August 2020

1. Principal and Interest.

The Company promises to pay the principal of this Note on August 28, 2020.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.2% per annum (subject to adjustment as provided below).

Interest will be payable semiannually in arrears (to the holders of record of the Notes at the close of business on the February 15th or August 15th immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing February 28, 2009.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum of 5.2%. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will established as set forth in the Indenture referred to below.

Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day, without additional interest.

2. Method of Payment.

Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the close of business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

4. Indenture.

This is one of the Notes issued under an Indenture dated as of August 28, 2008 (as amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and, on and after the Permitted Transfer Date, those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured senior obligations of the Company.

5. Repurchase at the Option of the Holder upon a Change in Control or at Option of the Company.

At the option of the Holder and subject to the terms and conditions of the Indenture, upon the occurrence of a Change in Control, the Company shall become obligated to purchase the Notes held by such Holder on the date, at the purchase price and as otherwise provided in the Indenture.

Holders have the right to withdraw any Change in Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

Prior to the Applicable Date, the Notes shall not be redeemable at the option of the Company. Beginning on the Notice Date and until 90 days thereafter, the Notes as to which the Purchaser or its Permitted Transferees is the Holder are redeemable at the option of the Company for Cash as a whole at the Redemption Price. Beginning on the third anniversary of the Issue Date, the Notes as to which any Person (other than the Purchaser or its Permitted Transferees) is the Holder are redeemable at the option of the Company for Cash, in whole or in part, at the Redemption Price. Notwithstanding the foregoing, if the date of redemption (the “Redemption Date”) is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, interest accrued to the Interest Payment Date will be paid to Holders of the Notes being redeemed as of the preceding Regular Record Date.

If Cash (and/or securities if permitted under the Indenture) sufficient to pay the Change in Control Purchase Price or the Redemption Price of, as the case may be, all Notes or portions thereof to be purchased as of the Change in Control Purchase Date or Redemption Date, as the case may be, is deposited with the Paying Agent on or prior to the Change in Control Purchase Date or Redemption Date, as the case may be, interest shall cease to accrue on such Notes (or portions thereof) immediately after such Change in Control Purchase Date or Redemption Date, as the case may be, whether or not the Note is delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price or Redemption Price, as the case may be, upon surrender of such Notes).

6. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than thirty-three and one-thirds percent (33 1/3%) in aggregate of the then outstanding principal amount of the Notes may declare the Accreted Principal Amount of and accrued and unpaid interest on all the Notes to be due and payable, subject to certain limitations set forth in the Indenture. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Accreted Principal Amount of and accrued and unpaid interest on the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

7. Amendment and Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency.

8. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

9. Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money or Notes.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12. No Recourse Against Others.

A director, officer, incorporator, agent, subsidiary, employee, member or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

13. Authentication.

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Note.

14. Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date: _________________________________	Your Signature:

(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF NOTES1

The following exchanges of a part of this Global Note for an interest in another Global Note or for Notes in certificated form, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature or authorized signatory of Trustee

[1]	This schedule should be included only if the Note is a Global Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature:
Sign exactly as your name appears on the other side of this Note

Date: ____________________________

Medallion Signature Guarantee: ___________________________

[FOR INCLUSION ONLY IF THIS NOTE BEARS AN IAI NOTE LEGEND ––] In connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	To the Company.

(2)	☐	In connection with a transfer to a Permitted Transferee.

(3)	☐	A transfer to a transferee that is not an Affiliate of the Purchaser pursuant to Rule 144 under the Securities Act.

(4)	☐	A transfer to a person that is not an “Affiliate” of the Purchaser (as described in Rule 144 under the Securities Act) pursuant to Rule 144A under the Securities Act or pursuant to Regulation S under the Securities Act.

(5)	☐	Solely if the conditions required to transfer pursuant to Rule 144 under the Securities Act, a transfer that is otherwise exempt from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (2) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, including legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date: ____________________________

Medallion Signature Guarantee: ___________________________

[FOR INCLUSION ONLY IF THIS NOTE BEARS A RESTRICTED NOTE LEGEND ––] In connection with any transfer of any of the Notes evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Notes are being transferred to a Person that is not an Affiliate of the Company and:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	☐	pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

(4)	☐	pursuant to and in compliance with Rule 144 under the Securities Act of 1933; or

(5)	☐	pursuant to and in compliance with any other exemption under the Securities Act of 1933.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Notes which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Date: ____________________________

Medallion Signature Guarantee: ___________________________

ANNEX I

Accreted Principal Amount

Accreted Principal Amount Schedule for Senior Notes

Face Amount of Notes: $120,000,000

Coupon: 5.2% per year, payable semi-annually

			Effective Yield	7.79617068%

Payment Date	Principal	Discount	Accreted Value of Notes	Total Interest Expense	Coupon Interest Paid	Discount Amortization
8/28/2008	120,000,000	24,000,000	96,000,000	—	—	—
2/28/2009	120,000,000	23,377,838	96,622,162	3,742,162	3,120,000	622,162
8/28/2009	120,000,000	22,731,424	97,268,576	3,766,414	3,120,000	646,414
2/28/2010	120,000,000	22,059,812	97,940,188	3,791,612	3,120,000	671,612
8/28/2010	120,000,000	21,362,020	98,637,980	3,817,792	3,120,000	697,792
2/28/2011	120,000,000	20,637,027	99,362,973	3,844,993	3,120,000	724,993
8/28/2011	120,000,000	19,883,773	100,116,227	3,873,253	3,120,000	753,253
2/28/2012	120,000,000	19,101,157	100,898,843	3,902,616	3,120,000	782,616
8/28/2012	120,000,000	18,288,034	101,711,966	3,933,123	3,120,000	813,123
2/28/2013	120,000,000	17,443,215	102,556,785	3,964,819	3,120,000	844,819
8/28/2013	120,000,000	16,565,464	103,434,536	3,997,751	3,120,000	877,751
2/28/2014	120,000,000	15,653,498	104,346,502	4,031,966	3,120,000	911,966
8/28/2014	120,000,000	14,705,982	105,294,018	4,067,516	3,120,000	947,516
2/28/2015	120,000,000	13,721,531	106,278,469	4,104,451	3,120,000	984,451
8/28/2015	120,000,000	12,698,706	107,301,294	4,142,825	3,120,000	1,022,825
2/28/2016	120,000,000	11,636,010	108,363,990	4,182,696	3,120,000	1,062,696
8/28/2016	120,000,000	10,531,889	109,468,111	4,224,121	3,120,000	1,104,121
2/28/2017	120,000,000	9,384,729	110,615,271	4,267,160	3,120,000	1,147,160
8/28/2017	120,000,000	8,192,851	111,807,149	4,311,878	3,120,000	1,191,878
2/28/2018	120,000,000	6,954,513	113,045,487	4,358,338	3,120,000	1,238,338
8/28/2018	120,000,000	5,667,903	114,332,097	4,406,610	3,120,000	1,286,610
2/28/2019	120,000,000	4,331,141	115,668,859	4,456,763	3,120,000	1,336,763
8/28/2019	120,000,000	2,942,270	117,057,730	4,508,871	3,120,000	1,388,871
2/28/2020	120,000,000	1,499,260	118,500,740	4,563,010	3,120,000	1,443,010
8/28/2020	120,000,000	(0)	120,000,000	4,619,260	3,120,000	1,499,260

*	The Accreted Principal Amount on any specific date which is not an Interest Payment Date shall be calculated pursuant to the above schedule based on the number of days elapsed following the most recent Interest Payment Date.

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